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                           FORM 10-K DECEMBER 31, 2000

                           COMMISSION FILE NO. 1-8491


                                   EXHIBIT 21


                      HECLA MINING COMPANY AND SUBSIDIARIES

                            SUBSIDIARIES OF REGISTRANT

                                December 31, 2001




                                        State or Country        Percentage of
                                            in Which          Voting Securities
                                           Organized                Owned
                                       ------------------     -----------------


Equinox Resources, Inc.                     Nevada                100   (A)
Hecla Resources Investments Limited         Bermuda               100   (A)
Minera Hecla, S.A. de C.V.                  Mexico                100   (A)
MWCA, Inc.                                  Idaho                 100   (A)




(A)  Included in the consolidated financial statements filed herewith.